Exhibit 4.39

LIMITED LIABILITY PARTNERSHIP

CONFORMED COPY

DATED 30 SEPTEMBER 2004

BRITISH ENERGY PLC

BRITISH ENERGY POWER AND ENERGY TRADING LIMITED

EGGBOROUGH POWER (HOLDINGS) LIMITED

EGGBOROUGH POWER LIMITED

BARCLAYS BANK PLC

THE ROYAL BANK OF SCOTLAND PLC

WEST LB AG

THE TORONTO-DOMINION BANK

AND

CERTAIN FINANCIAL INSTITUTIONS

DEED OF TERMINATION

THIS DEED is dated 30 September 2004

BETWEEN:

(1)	BRITISH ENERGY PLC, a company incorporated in Scotland (registered no. SC162273), whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride G74 5PR (“BE”);

(2)	BRITISH ENERGY POWER AND ENERGY TRADING LIMITED, a company incorporated in Scotland (registered no. SC200887), whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride G74 5PR (“BEPET”);

(3)	EGGBOROUGH POWER (HOLDINGS) LIMITED, a company incorporated in Scotland (registered no. SC201083) whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride G74 5PR (“EPHL”);

(4)	EGGBOROUGH POWER LIMITED, a company incorporated in England and Wales (registered no. 03782700), whose registered office is at Barnett Way, Barnwood, Gloucester, Gloucestershire GL4 3RS (“EPL”);

(5)	BARCLAYS BANK PLC, a company incorporated in England and Wales (registered no. 01026167), whose registered office is at 54 Lombard Street, London EC3P 3AH in its capacity as agent for the Finance Parties (as defined in the Credit Agreement) (the “Agent”);

(6)	BARCLAYS BANK PLC, a company incorporated in England and Wales (registered no. 01026167), whose registered office is at 54 Lombard Street, London EC3P 3AH in its capacity as security trustee for the Finance Parties (as defined in the Credit Agreement) (the “Security Trustee”);

(7)	BARCLAYS BANK PLC, a company incorporated in England and Wales (registered no. 01026167), whose registered office is at 54 Lombard Street, London EC3P 3AH in its own capacity;

(8)	THE ROYAL BANK OF SCOTLAND PLC, a company incorporated in Scotland (registered no. SC090312), whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB in its own capacity;

(9)	WESTLB AG, a financial institution incorporated in Germany with limited liability and having its head offices in Duesseldorf and Muenster where it is registered under numbers HRB42975 and HRB6400 respectively, acting through its London Branch at Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA, registered in England and Wales as a branch under no. BR001899;

(10)	THE TORONTO DOMINION BANK, a company incorporated in Canada (registered no. FC004422), whose registered office is at PO Box 1, Toronto-Dominion Centre, Toronto, Ontario, Canada M5K 1A2, acting through its London Branch at Triton Court, 14/18 Finsbury Square, London, EC2A 1DB;

(11)	THE FINANCIAL INSTITUTIONS listed in Schedule 1.

WHEREAS:

The parties have agreed to terminate and release all their respective rights and obligations under the Agreements to which they are a party (in each and every capacity) as of the Restructuring Date.

1.	DEFINITIONS

1.1	In this Deed:

“Agreements” means each of the Agreements listed in Schedule 2.

“Credit Agreement” means the credit agreement originally dated 13 July 2000 as amended and restated on 8 September 2000, 24 October 2000, 12 December 2000, 5 February 2001 and on or about the date of this Deed.

“Creditor Restructuring Agreement” means the creditor restructuring agreement dated as of 30 September 2003 between, inter alios, BE, EPL and EPHL.

“Deed” means this Deed and the Schedules hereto.

“Restructuring Date” has the same meaning as given to it in the Creditor Restructuring Agreement.

1.2	Any reference in this Deed to a person shall be construed as to include its and any subsequent permitted successors, assigns and transferees in accordance with their respective interests.

1.3	A person who is not a party to this Deed has no right under the Contract (Rights of Third Parties) Act 1999.

2.	RELEASE

With effect from the Restructuring Date, the Agreements are terminated and each party to the Agreements (in each and every capacity) irrevocably and unconditionally releases the other parties to the Agreements (in each and every capacity) from their respective rights and obligations under the Agreements (whether present or future and/or actual or contingent).

3.	COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

4.	GOVERNING LAW

This Deed and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed and its formation shall be governed and construed in accordance with English law.

SCHEDULE 1

FINANCIAL INSTITUTIONS

Arab Bank plc

Banc of America Securities Limited

Barclays Bank PLC

Bear Stearns Bank plc

Citibank International plc

Credit Industriel et Commercial (Singapore Branch)

Credit Suisse First Boston

Deutsche Bank AG, London

Goldman Sachs Credit Partners L.P.

Morgan Stanley Bank International Limited

ORN European Debt S.à.r.l.

Scotiabank Europe plc

The Royal Bank of Scotland plc

The Toronto-Dominion Bank

WestLB AG

SCHEDULE 2

Agreements to be Terminated

1.	The calculations and forecasting agreement originally dated 13 July 2000 as amended and restated on 8 September 2000 between EPL and the Agent.

2.	The sponsor undertaking originally dated 13 July 2000 as amended and restated on 8 September 2000 between BE, EPHL, BEPET, EPL, the Agent and the Security Trustee.

3.	The capacity and tolling agreement originally dated 13 July 2000 as amended and restated on 8 September 2000 and 5 February 2001 between BEPET and EPL.

4.	The CTA guarantee dated 8 September 2000 given by BE to EPL.

5.	The capacity and tolling agreement direct agreement originally dated 13 July 2000 as amended and restated on 8 September 2000 between BEPET, EPL and the Agent.

6.	The deed of indemnity in relation to employees liabilities dated 13 July 2000 between BE and EPL.

7.	The subordinated loan agreement originally dated 13 July 2000 as amended and restated on 8 September 2000 between EPL and BE.

8.	The service contract dated 8 September 2000 between BE and EPL.

9.	The accounts agreement dated 8 September between EPL and the Agent.

10.	The deed of payment originally dated 13 July 2000 as amended and restated on 8 September 2000 between EPL and BEPET.

11.	The ISDA Master Agreement originally dated 6 October 2000 as amended on 9 April 2003 between EPL and Barclays together with all associated confirmations.

12.	The ISDA Master Agreement originally dated 15 March 2001 as amended on 10 April 2003 between EPL and RBS together with all associated confirmations.

13.	The ISDA Master Agreement originally dated 5 May 2001 as amended on 24 April 2003 between EPL and WestLB together with all associated confirmations.

14.	The ISDA Master Agreement originally dated 5 March 2001 as amended on 9 April 2003 between EPL and TDB together with all associated confirmations.

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties to this Deed and is intended to and is hereby delivered by all the parties to this Deed as a deed on the date specified above.

EXECUTED as a deed by British Energy plc acting by

Signature of director

Name of director	MIKE ALEXANDER

Signature of director/secretary

Name of director/secretary	ROBERT ARMOUR

EXECUTED as a deed by British Energy Power and Energy Trading Limited acting by

Signature of director

Name of director	NEIL O’HARA

Signature of director/secretary

Name of director/secretary	ROBERT ARMOUR

EXECUTED as a deed by Eggborough Power (Holdings) Limited acting by

Signature of director

Name of director	ROBERT ARMOUR

Signature of secretary

Name of secretary	JEAN MACDONALD

EXECUTED as a deed by Eggborough Power Limited acting by

Signature of director

Name of director	NEIL O’HARA

Signature of director/secretary

Name of director/secretary	ROBERT ARMOUR

EXECUTED as a deed by Barclays Bank plc as Agent acting by its attorney

in the presence of	SIMON DEAVES

Signature of witness

Name of witness	Duncan Nash

Address:	5 The North Colonnade Canary Wharf

Occupation:	Bank Manager

EXECUTED as a deed by Barclays Bank plc as Security Trustee acting by its attorney

in the presence of	SIMON DEAVES

Signature of witness

Name of witness	Duncan Nash

Address:	5 The North Colonnade
Canary Wharf

Occupation:	Bank Manager

EXECUTED as a deed by Barclays Bank plc in its own capacity acting by its attorney

in the presence of	ALLAN POVER

Signature of witness

Name of witness	Simon Deaves

Address:	5 The North Colonnade
Canary Wharf

Occupation:	Bank Manager

EXECUTED as a deed by Arab Bank plc acting by its attorney

in the presence of	MICHAEL CLARK

Signature of witness

Name of witness	Colin Couchman

Address:

Occupation:

EXECUTED as a deed by Banc of America Securities Limited acting by its attorney

in the presence of	PETER YOUNG

Signature of witness

Name of witness	Robert I. Simon

Address:	9W. 57th Street
2nd Floor, NY
NY 10019

Occupation:	Banker

EXECUTED as a deed by Barclays Bank plc acting by its attorney

in the presence of	ALLAN POVER

Signature of witness

Name of witness	Simon Deaves

Address:	5 The North Colonnade
Canary Wharf

Occupation:	Bank Manager

EXECUTED as a deed by Bear Stearns Bank plc acting by its attorney

in the presence of	LIAM MACNAMERA

Signature of witness

Name of witness	Marie Fitzgerald

Address:	Bear Stearns Bank plc, Block 8,
Horcourt Centre, Charlotte way,
Dublin

Occupation:

EXECUTED as a deed by Citibank International plc acting by its attorney

in the presence of	WILLIAM BONSU

Signature of witness

Name of witness	David Trowhill

Address:	38 Pearch Manor
Chelmsford

Occupation:	Banker

EXECUTED as a deed by Credit Industriel et Commercial (Singapore Branch) acting by its attorney

in the presence of	ROBERT PETTY

Signature of witness

Name of witness	Kenneth E. Warren

Address:	485 Madison Avenue
18th Floor, NY
NY 10022

Occupation:	Controller

EXECUTED as a deed by Credit Suisse First Boston acting by its attorney in the presence of

Signature of witness

Name of witness	Paul Biddulah

Address:	London E14 4QR

Occupation:	Banker

EXECUTED as a deed
by Deutsche Bank AG,London
acting by its attorney

in the presence of

Signature of witness

Name of witness	Fraser Mcgee

Address:	Winchester House
London
EC2N 2DB

Occupation:

EXECUTED as a deed
by Goldman Sachs Credit Partners L.P.
acting by its attorney

in the presence of	VLADIMIRA MIRCHEVA

Signature of witness

Name of witness	Joanna Goodsir

Address:	20 Boring Street
London
N1 3DP

Occupation:	Trainee Solicitor

EXECUTED as a deed
by Morgan Stanley Bank International Limited
acting by its attorney

in the presence of	WENDY NEWBY

Signature of witness

Name of witness	Gerard Jordan

Address:	No. 1 Radcliffe Path
London
SW8 3AX

Occupation:	Investment Banker

EXECUTED as a deed
by ORN European Debt S.à.r.l.
acting by its attorney

in the presence of	GORDAN WEBB

Signature of witness

Name of witness	Guillaume Martin - Saudax

Address:

Occupation:

EXECUTED as a deed
by Scotiabank Europe plc
acting by its attorney

in the presence of	STEVE DOBSON

Signature of witness

Name of witness	Tim Macillivary

Address:	Flat 5 ,30-38 Northcote Road
London SW11 1N2
Occupation	Banker

EXECUTED as a deed
by The Royal Bank of Scotland plc
acting by its attorney

in the presence of	PAUL SULLIVAN

Signature of witness

Name of witness	Mark Wood

Address:	135 Bishopsgate
EC2M 3UR

Occupation:	Banker

EXECUTED as a deed
by The Toronto-Dominion Bank
acting by its attorney

in the presence of	GRAEME FRANCIS

Signature of witness

Name of witness	Ian Flindt

Address:	Triton Court
14/16 Finsbury Square
London
EC2A 1DB

Occupation:	Senior Manager, Legal Compliance

EXECUTED as a deed
by WestLB AG
acting by its attorney

in the presence of	DAVID STEWART

Signature of witness

Name of witness	Holde I. Szeman

Address:	London

Occupation:	Personal Assistant